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                                                                  EXHIBIT 23(d)


                       [CPA ASSOCIATES, P.A. LETTERHEAD]


                             CONSENT OF INDEPENDENT
                               PUBLIC ACCOUNTANT


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of NovaCare Employee Services, Inc. for the registration of an additional 500,000 shares (575,000 if the overallotment is exercised) of its common stock of our reports dated March 8, 1997 and April 17, 1997, relating to the combined financial statements of Employee Services of America, Inc. and subsidiaries and to all references to our Firm included in the Registration Statement on Form S-1 of NovaCare Employee Services, Inc. (No. 333-35071) and incorporated by reference in this Registration Statement.


/s/ CPA Associates, P.A.

CPA ASSOCIATES, P.A.
(Successor to the practice of Varnadore, Tyler, Hoffner, King, Hawthorne, Hammer & Stathis, P.A.)


Bradenton, Florida

November 10, 1997